UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                         April 5, 2006 (April 3, 2006)

                            CAPITAL GOLD CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                       0-13078                  13-3180530
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 (state or other juris-             (Commission              (I.R.S. Employer
diction of incorporation)           File Number)           (Identification No.)

   76 Beaver Street, New York, NY                                 10005
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(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (212) 344-2785
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2006, we entered into a second and final gold price protection agreement with Standard Bank plc to protect us against future fluctuations in the price of gold. As with our prior agreement, we agreed to a series of gold forward sales and call option purchases in anticipation of entering into a credit agreement with Standard Bank, which will be used to fund part of the cost of development of our El Chanate project. We are continuing negotiations with Standard Bank on the terms of the credit agreement. Under this price protection agreement, we have agreed to sell a total volume of 60,963.50 ounces of gold forward to Standard Bank at a price of $500 per ounce on a quarterly basis during the period from March 2007 to September 2010. We will also purchase call options from Standard Bank on a quarterly basis during this same period covering a total volume of 60,963.50 ounces of gold at a price of $535 per ounce. We paid a fee. We are providing cash collateral of approximately $2.1 million to secure our obligations under this agreement. The cash collateral will be returned to us when the loan agreement is executed and all conditions precedent to funding have been satisfied.

With this agreement, we have completed our expected hedging requirements under our proposed credit agreement with Standard Bank. Between this agreement and our prior gold price protection agreement, the total volume of gold covered is 121,927 ounces and the total cash collateral provided is approximately $4.27 million.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  CAPITAL GOLD CORPORATION


April 5, 2006                                 By: /s/ Gifford A. Dieterle
                                                  ------------------------------
                                                  Gifford A. Dieterle, President


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